CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Westlake Capital Corp.
Aurora, Colorado

We have issued our report dated February 20, 1998, accompanying the financial statements of Westlake Capital Corp. in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement.

/s/ Schumacher & Associates, Inc.
SCHUMACHER & ASSOCIATES, INC.
Certified Public Accountants
12835 E. Arapahoe Road
Tower II, Suite 110
Englewood, Colorado 80112

February 20, 1998